Exhibit (h)(2)

STATEMENT OF WORK #8

This Statement of Work #8 (“SOW”) is dated effective as of October 14, 2024 (the “SOW Effective Date”), by and between Adviser Compliance Associates, LLC doing business as ACA Group (“ACA”), a limited liability company with a place of business at 140 E. 45th Street, 29th Floor (2 Grand Central Tower), New York, NY 10017, and WEBs ETF Trust (“Client” or “Fund”), a corporation with a place of business at 200 Crescent Court, Suite 1200, Dallas, TX 75201, and is attached to and made a part of the Master Agreement (the “Agreement”) by and between ACA’s Affiliate, ACA Compliance Group Holdings, LLC, and Client’s Affiliate, Westwood Holdings Group Inc., dated effective as of August 30, 2018.

Any capitalized term used herein that is defined in the Agreement shall have the same meaning in this SOW as in the Agreement. To the extent that this SOW is inconsistent with or conflicts with the Agreement, this SOW shall amend and supersede those inconsistent or conflicting terms of the Agreement. In all other respects, the Agreement shall remain in full force and effect according to its terms.

A.	Services.

Fund Chief Compliance Officer

ACA will provide a qualified individual to serve as Fund’s Chief Compliance Officer (“CCO”). The CCO will:

•	Determine if Fund’s compliance program is reasonably designed to prevent, detect, and address violations of applicable law and amend the program as necessary.

•	Administer Rule 38a-1 policies and procedures.

•	Perform the administration, oversight and monitoring of Fund’s compliance program.

•	Document the controls in place and any testing being performed by service providers, of key Fund compliance procedures, which may include collecting and organizing relevant compliance data, reviewing reports, investigating exceptions, and making inquiries of Fund management and the Fund’s service providers.

Compliance Program Implementation

•	Registered Investment Company (RIC) Compliance Program ACA Onboarding – Conduct an initial review of Fund documentation and board materials. Attend onboarding meetings, as needed, to introduce the ACA team, handle transition matters and to review delivery and timeline of contracted services.

•	RIC Compliance Policies and Procedures Gap Assessment – Review Fund's compliance policies and procedures to help assess whether its compliance policies and procedures are reasonably designed to comply with regulatory requirements and federal securities laws, including Rule 38a-1 under the 1940 Act; provide suggested updates, enhancements, and amendments, as applicable.

Compliance Program

•	RIC Compliance Policies and Procedures Updates – Provide suggested updates to Fund's policies and procedures. Updates may be based upon Investment Company Act and/or other regulatory requirements as well as Fund's compliance and operational risks, as applicable.

•	RIC Unlimited Consulting – Provide consulting related to the affairs of Fund as the Board may, from time to time, reasonably request in connection with the CCO’s compliance responsibilities.

•	RIC Regulatory Examination Support – Support Fund with respect to routine and/or sweep SEC examinations.

•	Attend Board Meetings – Attend Board and Board Committee meetings (in-person and video/telephonic); no less than annually, meet separately with those members of the Board that are not “interested persons” of Fund.

•	Review of Board Meeting Minutes – Review Board meeting minutes as prepared by Fund Secretary or their designee for accuracy and completeness of Fund Compliance related content.

•	Review of Service Provider Contracts – Periodically review Service Provider Contracts with respect to their Fund Compliance related undertakings.

•	Review of Regulatory Filings – Review and comment on the annual update of Fund registration statement / prospectus & statement of additional information, as applicable.

Fund Anti-Money Laundering Compliance Officer

ACA will provide a qualified individual to serve as Fund’s Anti-Money Laundering Compliance Officer (“AMLCO”). The AMLCO will:

•	Develop and maintain AML policies and procedures for Fund, designed to meet the requirements of the Bank Secrecy Act and USA PATRIOT Act;

•	Review the adequacy of Fund’s AML policies and procedures and the effectiveness of their implementation; and

•	Monitor and review AML responsibilities that have been delegated to Fund’s service providers.

Compliance Program – Reporting & Due Diligence

•	RIC Quarterly CCO Reports - Prepare the quarterly CCO reports for the Board.

•	RIC Annual CCO Report - Rule 38a-1 – Prepare the quarterly CCO report for the Board.

•	RIC Due Diligence: Adviser – Conduct periodic reviews of the adequacy and effectiveness of the Adviser's compliance policies and procedures.

•	RIC Due Diligence: Sub-adviser – Conduct periodic reviews of the adequacy and effectiveness of Sub-adviser(s) compliance policies and procedures.

•	RIC Due Diligence: Distributor – Conduct periodic reviews of the adequacy and effectiveness of the Distributor’s compliance policies and procedures.

•	RIC Due Diligence: Administrator – Conduct periodic reviews of the adequacy and effectiveness of the Administrator's compliance policies and procedures.

•	RIC Due Diligence: Transfer Agent – Conduct periodic reviews of the adequacy and effectiveness of the Transfer Agent's compliance policies and procedures.

Fund Principal Financial Officer and Treasurer Support

Provide a qualified individual to serve as the Fund’s Principal Financial Officer and Treasurer (“PFO”). The Fund PFO will:

•	Along with Fund’s Principal Executive Officer, establish, maintain and oversee disclosure controls and procedures (as defined in Rule 30a-3(c) under the 1940 Act) and internal control over financial reporting (as defined in Rule 30a-3(d) under the 1940 Act);

•	Chair and/or attend disclosure controls committee meetings to support Sarbanes-Oxley certifications on an agreed upon frequency; request and review sub-certifications from key service providers;

•	Attend quarterly Board meetings, Board Committee meetings and special Board meetings as may be reasonably requested by the Board (in-person and video/telephonic) and make relevant disclosures and present materials to the Board, Fund’s independent registered public accountants and the audit committee, as required or requested;

•	Assist with the planning and coordination of Fund’s annual financial statement audit including liaising with Fund administrator, and independent registered public accountants, serving as a signatory to management representation letters, representation letter requests of other service providers and trade confirmation requests;

•	Evaluate and assist in the implementation of new accounting and financial reporting requirements;

•	Review and comment on Fund’s financial statements and shareholder reports as initially prepared by Fund administrator (including semi-annual and annual reports and related SEC filings);

•	Review and oversee daily Fund expense payment authorizations, periodic budget/accrual review and authorization, as required or requested;

•	Review and comment on Forms N-CSR, N-CSRS, N-PORT, N-CEN;

•	Review and comment on the annual update of the Fund registration statement / prospectus & statement of additional information;

•	Certify and/or sign as Fund’s treasurer and authorize the filings listed above;

•	Perform high level review of periodic Fund distributions, Fund tax returns and other tax reporting and sign or authorize as Fund officer as required; and

•	Conduct periodic due diligence reviews/monitoring of control environment of certain key service providers.

B.	Fees.

Name	Price	Term
Fund Officer Implementation		One-time service

Fund Chief Compliance		Annually recurring
Officer
Subject to 1-year initial
term

Fund Anti-Money		Annually recurring
Laundering Compliance
Officer		Subject to 1-year initial
term

Fund Principal Financial		Annually recurring
Officer and Treasurer
Support		Subject to 1-year initial
term

1Applied as of the beginning of the first calendar quarter following each anniversary of the SOW Effective Date.

Changes to the agreed upon scope and/or engagement timeline could cause ACA to be unable to deliver the Services at the fee set forth above. ACA will notify Client in advance of any such changes to the fee.

Invoices will be sent to the following Client accounts payable contact:

•	Client accounts payable contact name: Kevin Rich

•	Email address for invoices: krich@websinv.com and websinvestmentsinc@bill.com

C.	Termination.

The term of this SOW commences on the SOW Effective Date and will continue as set forth in Section B of this SOW until terminated in accordance with the Agreement, subject to any initial term set forth herein.

IN WITNESS WHEREOF, the parties have executed this SOW to be effective as of the SOW Effective Date shown above.

Adviser Compliance Associates, LLC

By:	/s/ Joseph Smith	Date:	October 14, 2024
Joseph Smith

WEBs ETF Trust

By:	/s/ Ben Fulton	Date:	October 14, 2024
Ben Fulton